PRICING SUPPLEMENT NO. 61 dated September 14, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program
Filed pursuant to Rule 433
Registration Statement No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This pricing supplement relates to 7 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

	Initial	Coupon			Share		Aggregate
Reference Share	Reference	Rate	Knock-In	Knock-In	Redemption		Face Amount	Fees and	Proceeds	CUSIP/ISIN
(Ticker)	Level	Per Annum	Level	Price	Amount	Maturity Date	of Notes	Commissions	to Issuer	of Notes

InterOil Corp (IOC)	$36.46	40.70%	60%	$21.876	27.4273	December 19, 2007	$923,000.00	$20,767.50	$902,232.50	28264QJX3/ US28264QJX34

MetroPCS Communications, Inc (PCS)	$25.10	24.75%	65%	$16.315	39.8406	December 19, 2007	$424,000.00	$9,540.00	$414,460.00	28264QJW5/ US28264QJW50

General Motors Corp (GM)	$34.22	20.00%	75%	$25.665	29.2227	March 19, 2008	$242,000.00	$6,050.00	$235,950.00	28264QJV7/ US28264QJV77

The Goldman Sachs Group Inc (GS)	$190.59	11.30%	80%	$152.472	5.2469	March 19, 2008	$65,000.00	$1,625.00	$63,375.00	28264QKB9/ US28264QKB94

The Goodyear Tire & Rubber Co (GT)	$25.52	18.15%	75%	$19.140	39.1850	March 19, 2008	$283,000.00	$7,075.00	$275,925.00	28264QJU9/ US28264QJU94

Hertz Global Holdings Inc (HTZ)	$19.90	13.20%	80%	$15.920	50.2513	March 19, 2008	$50,000.00	$1,250.00	$48,750.00	28264QKA1/ US28264QKA12

United States Steel Corp (X)	$91.64	14.20%	75%	$68.730	10.9123	March 19, 2008	$160,000.00	$4,000.00	$156,000.00	28264QJT2/ US28264QJT22

Trade Date:	September 14, 2007

Original Issue Date:	September 19, 2007

Determination Date:	For the notes maturing on December 19, 2007, the Determination Date will be December 14, 2007.

For the notes maturing on March 19, 2008, the Determination Date will be March 14, 2008.

Interest Payment Dates:	For the notes maturing on December 19, 2007, interest is paid monthly in arrears on the following dates: October 19, 2007, November 19, 2007 and December 19, 2007.

For the notes maturing on March 19, 2008, interest is paid monthly in arrears on the following dates: October 19, 2007, November 19, 2007,

December 19, 2007, January 18, 2008, February 19, 2008 and March 19, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this pricing supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this pricing supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this pricing supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this pricing supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this pricing supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for Notes maturing on December 19, 2007 equals 5.54%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for Notes maturing on March 19, 2008 equals 5.43%. The Put Premium is the Interest Rate minus the Deposit Interest.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of September 14, 2007 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of InterOil Corporation (IOC)

ISIN:	CA4609511064
Relevant Exchange:	AMEX

According to its publicly available documents, InterOil Corporation’s strategy is developing a vertically integrated world class energy company in Papua New Guinea and the surrounding regions, while being environmentally responsible, providing a quality working environment and contributing value to the communities in which InterOil Corporation operates. Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32179.

Historical Performance of InterOil Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$29.500	$23.450	$26.690
Second Quarter	27.300	20.820	21.750
Third Quarter	23.230	14.835	22.150
Fourth Quarter	39.750	24.500	37.840
2005
First Quarter	$43.300	$33.490	$34.960
Second Quarter	35.190	21.790	27.180
Third Quarter	31.600	21.750	23.300
Fourth Quarter	28.490	17.950	26.800
2006
First Quarter	$20.000	$13.120	$13.140
Second Quarter	19.000	12.750	19.000
Third Quarter	19.750	13.500	18.930
Fourth Quarter	30.290	15.250	30.290
2007
First Quarter	$27.350	$22.340	$26.600
Second Quarter	43.940	18.940	18.940
Third Quarter (through to September 14, 2007)	40.750	19.270	36.460

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $36.46 and a Knock-In Level of $21.876. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		3 Monthly
Assumed Closing Price of Reference Shares	Payment at	3 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $36.46	$1,000.00	$101.75	$1,101.75	10.1750%
$36.46	$1,000.00	$101.75	$1,101.75	10.1750%
$31.60	$1,000.00	$101.75	$1,101.75	10.1750%
$26.74	$1,000.00	$101.75	$1,101.75	10.1750%
$21.89	$1,000.00	$101.75	$1,101.75	10.1750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $36.46 and a Knock-In Level of $21.876. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		3 Monthly
Assumed Closing Price of Reference Shares	Payment at	3 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than $36.46	$1,000.00	$101.75	$1,101.75	10.175%
$36.46	$1,000.00	$101.75	$1,101.75	10.175%
$32.81	$900.00	$101.75	$1,001.75	0.175%
$29.17	$800.00	$101.75	$901.75	–9.825%
$25.52	$700.00	$101.75	$801.75	–19.825%
$17.50	$600.00	$101.75	$701.75	–29.825%
$14.58	$500.00	$101.75	$601.75	–39.825%
$ 7.00	$400.00	$101.75	$501.75	–49.825%
$ 5.25	$300.00	$101.75	$401.75	–59.825%
$ 0.40	$200.00	$101.75	$301.75	–69.825%
$ 0.70	$100.00	$101.75	$201.75	–79.825%
$ 0.00	$0.00	$101.75	$101.75	–89.825%

Description of MetroPCS Communications, Inc. (PCS)

ISIN:	US5917081029
Relevant Exchange:	NYSE

According to its publicly available documents, MetroPCS Communications, Inc. offers wireless broadband personal communication services, or PCS, on a no long-term contract, flat rate, unlimited usage basis in selected major metropolitan markets in the United States. Its service, branded under the “MetroPCS” name, allows customers to place unlimited local calls from within its service area, and to receive unlimited calls from any area while in its local service areas under flat monthly rate plans. Information provided to or filed with the SEC by MetroPCS Communications, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-50869.

Historical Performance of MetroPCS Communications, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since April 19, 2007. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2007
Second Quarter	$36.680	$23.000	$33.040
Third Quarter (through to September 14, 2007)	40.330	24.150	25.100

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $25.10 and a Knock-In Level of $16.315. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing
Price of
Reference Shares	Value of		3 Monthly
on Determination	Payment at	3 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $25.10	$1,000.00	$61.88	$1,061.88	6.1875%
$25.10	$1,000.00	$61.88	$1,061.88	6.1875%
$22.17	$1,000.00	$61.88	$1,061.88	6.1875%
$19.24	$1,000.00	$61.88	$1,061.88	6.1875%
$16.33	$1,000.00	$61.88	$1,061.88	6.1875%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $25.10 and a Knock-In Level of $16.315. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing
Price of
Reference Shares	Value of		3 Monthly
on Determination	Payment at	3 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $25.10	$1,000.00	$61.88	$1,061.88	6.188%
$25.10	$1,000.00	$61.88	$1,061.88	6.188%
$22.59	$900.00	$61.88	$961.88	–3.813%
$20.08	$800.00	$61.88	$861.88	–13.813%
$17.57	$700.00	$61.88	$761.88	–23.813%
$12.05	$600.00	$61.88	$661.88	–33.813%
$10.04	$500.00	$61.88	$561.88	–43.813%
$ 4.82	$400.00	$61.88	$461.88	–53.813%
$ 3.61	$300.00	$61.88	$361.88	–63.813%
$ 0.96	$200.00	$61.88	$261.88	–73.813%
$ 0.48	$100.00	$61.88	$161.88	–83.813%
$ 0.00	$0.00	$61.88	$61.88	–93.813%

Description of General Motors Corporation (GM)

ISIN:	US3704421052
Relevant Exchange:	NYSE

According to its publicly available documents, General Motors Corporation is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. It develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. Also, General Motors Corporation’s finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC). GMAC provides a broad range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage, and selected commercial insurance coverage. Information provided to or filed with the SEC by General Motors Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00143.

Historical Performance of General Motors Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$55.000	$44.900	$47.100
Second Quarter	49.500	43.080	46.590
Third Quarter	45.480	40.690	42.480
Fourth Quarter	43.140	37.040	40.060
2005
First Quarter	$40.300	$28.350	$29.390
Second Quarter	36.340	25.600	34.000
Third Quarter	37.520	30.430	30.610
Fourth Quarter	31.040	18.610	19.420
2006
First Quarter	$24.500	$18.900	$21.270
Second Quarter	29.790	19.220	29.790
Third Quarter	33.360	27.470	33.260
Fourth Quarter	36.190	29.050	30.720
2007
First Quarter	$36.590	$29.090	$30.640
Second Quarter	38.150	28.990	37.800
Third Quarter (through to September 14, 2007)	38.020	29.180	34.220

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $34.22 and a Knock-In Level of $25.665. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing
Price of
Reference Shares	Value of		6 Monthly
on Determination	Payment at	6 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $34.22	$1,000.00	$100.00	$1,100.00	10.0000%
$34.22	$1,000.00	$100.00	$1,100.00	10.0000%
$31.37	$1,000.00	$100.00	$1,100.00	10.0000%
$28.52	$1,000.00	$100.00	$1,100.00	10.0000%
$25.68	$1,000.00	$100.00	$1,100.00	10.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $34.22 and a Knock-In Level of $25.665. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing
Price of
Reference Shares	Value of		6 Monthly
on Determination	Payment at	6 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $34.22	$1,000.00	$100.00	$1,100.00	10.000%
$34.22	$1,000.00	$100.00	$1,100.00	10.000%
$30.80	$900.00	$100.00	$1,000.00	0.000%
$27.38	$800.00	$100.00	$900.00	–10.000%
$23.95	$700.00	$100.00	$800.00	–20.000%
$16.43	$600.00	$100.00	$700.00	–30.000%
$13.69	$500.00	$100.00	$600.00	–40.000%
$ 6.57	$400.00	$100.00	$500.00	–50.000%
$ 4.93	$300.00	$100.00	$400.00	–60.000%
$ 1.31	$200.00	$100.00	$300.00	–70.000%
$ 0.66	$100.00	$100.00	$200.00	–80.000%
$ 0.00	$0.00	$100.00	$100.00	–90.000%

Description of The Goldman Sachs Group, Inc. (GS)

ISIN:	US38141G1040
Relevant Exchange:	NYSE

According to its publicly available documents, The Goldman Sachs Group, Inc. is a global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments: (i) investment banking, (ii) trading and principal investments and (iii) asset management and securities services. Information provided to or filed with the SEC by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-14965.

Historical Performance of The Goldman Sachs Group, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$109.050	$96.600	$104.350
Second Quarter	106.000	88.790	94.160
Third Quarter	94.900	83.860	93.240
Fourth Quarter	110.450	92.340	104.040
2005
First Quarter	$112.800	$102.860	$109.990
Second Quarter	113.530	95.500	102.020
Third Quarter	121.580	102.710	121.580
Fourth Quarter	134.120	113.180	127.710
2006
First Quarter	$156.960	$127.040	$156.960
Second Quarter	168.550	138.500	150.430
Third Quarter	170.000	140.100	169.170
Fourth Quarter	205.100	170.690	199.350
2007
First Quarter	$220.940	$190.000	$206.630
Second Quarter	233.640	205.650	216.750
Third Quarter (through to September 14, 2007)	224.550	164.900	190.590

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $190.59 and a Knock-In Level of $154.472. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		6 Monthly
Assumed Closing Price of Reference Shares	Payment at	6 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $190.59	$1,000.00	$56.50	$1,056.50	5.6500%
$190.59	$1,000.00	$56.50	$1,056.50	5.6500%
$177.88	$1,000.00	$56.50	$1,056.50	5.6500%
$165.18	$1,000.00	$56.50	$1,056.50	5.6500%
$152.48	$1,000.00	$56.50	$1,056.50	5.6500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $190.59 and a Knock-In Level of $152.472. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		6 Monthly
Assumed Closing Price of Reference Shares	Payment at	6 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $190.59	$1,000.00	$56.50	$1,056.50	5.650%
$190.59	$1,000.00	$56.50	$1,056.50	5.650%
$171.53	$900.00	$56.50	$956.50	-4.350%
$152.47	$800.00	$56.50	$856.50	-14.350%
$133.41	$700.00	$56.50	$756.50	-24.350%
$ 91.48	$600.00	$56.50	$656.50	-34.350%
$ 76.24	$500.00	$56.50	$556.50	-44.350%
$ 36.59	$400.00	$56.50	$456.50	-54.350%
$ 27.44	$300.00	$56.50	$356.50	-64.350%
$ 7.32	$200.00	$56.50	$256.50	-74.350%
$ 3.66	$100.00	$56.50	$156.50	-84.350%
$ 0.00	$0.00	$56.50	$56.50	-94.350%

Description of The Goodyear Tire & Rubber Company (GT)

ISIN:	US3825501014
Relevant Exchange:	NYSE

According to its publicly available documents, The Goodyear Tire & Rubber Company manufactures tires and rubber products, and it engages in operations in most regions of the world. Together with its United States and international subsidiaries and joint ventures, they develop, manufacture, market and distribute tires for most applications. They also manufacture and market several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Goodyear Tire & Rubber Company also operates commercial truck service and tire retreading centers. In addition, it operates tire and auto service center outlets where it offers its products for retail sale and provide automotive repair and other services. Information provided to or filed with the SEC by The Goodyear Tire & Rubber Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-01927.

Historical Performance of The Goodyear Tire & Rubber Company

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$10.740	$7.090	$8.540
Second Quarter	10.000	7.850	9.090
Third Quarter	11.750	9.220	10.740
Fourth Quarter	15.010	9.310	14.660
2005
First Quarter	$16.000	$13.120	$13.350
Second Quarter	15.200	11.380	14.900
Third Quarter	18.490	14.960	15.590
Fourth Quarter	17.930	13.000	17.380
2006
First Quarter	$18.870	$12.940	$14.480
Second Quarter	15.200	10.550	11.100
Third Quarter	14.940	9.860	14.500
Fourth Quarter	20.990	14.240	20.990
2007
First Quarter	$31.760	$22.670	$31.190
Second Quarter	36.390	31.550	34.760
Third Quarter (through to September 14, 2007)	36.630	25.120	25.520

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $25.52 and a Knock-In Level of $19.14. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing
Price of
Reference Shares	Value of		6 Monthly
on Determination	Payment at	6 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $25.52	$1,000.00	$90.75	$1,090.75	9.0750%
$25.52	$1,000.00	$90.75	$1,090.75	9.0750%
$23.39	$1,000.00	$90.75	$1,090.75	9.0750%
$21.27	$1,000.00	$90.75	$1,090.75	9.0750%
$19.15	$1,000.00	$90.75	$1,090.75	9.0750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $25.52 and a Knock-In Level of $19.14. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing
Price of
Reference Shares	Value of		6 Monthly
on Determination	Payment at	6 Monthly	Total Return
Date	Maturity	Interest Payments	$	%

Greater than: $25.52	$1,000.00	$90.75	$1,090.75	9.075%
$25.52	$1,000.00	$90.75	$1,090.75	9.075%
$22.97	$900.00	$90.75	$990.75	–0.925%
$20.42	$800.00	$90.75	$890.75	–10.925%
$17.86	$700.00	$90.75	$790.75	–20.925%
$12.25	$600.00	$90.75	$690.75	–30.925%
$10.21	$500.00	$90.75	$590.75	–40.925%
$ 4.90	$400.00	$90.75	$490.75	–50.925%
$ 3.67	$300.00	$90.75	$390.75	–60.925%
$ 0.98	$200.00	$90.75	$290.75	–70.925%
$ 0.49	$100.00	$90.75	$190.75	–80.925%
$ 0.00	$0.00	$90.75	$90.75	–90.925%

Description of Hertz Global Holdings, Inc. (HTZ)

ISIN:	US42805T1051
Relevant Exchange:	NYSE

According to its publicly available documents, Hertz Global Holdings, Inc. is an equipment rental business. In its car rental business segment, Hertz Global Holdings, Inc. and its independent licensees and associates accept reservations for car rentals at approximately 7,600 locations in approximately 145 countries. It has a network of company-operated rental locations both in the United States and in all major European markets. In its equipment rental business segment, Hertz Global Holdings, Inc. rents equipment through approximately 360 branches in the United States, Canada, France and Spain, as well as through its international licensees. Information provided to or filed with the SEC by Hertz Global Holdings, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33139.

Historical Performance of Hertz Global Holdings, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since November 16, 2006. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2006
Fourth Quarter	$17.390	$14.750	$17.390
2007
First Quarter	$23.700	$16.690	$23.700
Second Quarter	26.780	19.900	26.570
Third Quarter (through to September 14, 2007)	26.720	19.900	19.900

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $19.90 and a Knock-In Level of $15.92. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		6 Monthly
Assumed Closing Price of Reference Shares	Payment at	6 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $19.90	$1,000.00	$66.00	$1,066.00	6.6000%
$19.90	$1,000.00	$66.00	$1,066.00	6.6000%
$18.57	$1,000.00	$66.00	$1,066.00	6.6000%
$17.25	$1,000.00	$66.00	$1,066.00	6.6000%
$15.93	$1,000.00	$66.00	$1,066.00	6.6000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $19.90 and a Knock-In Level of $15.92. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		6 Monthly
Assumed Closing Price of Reference Shares	Payment at	6 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $19.90	$1,000.00	$66.00	$1066.00	6.600%
$19.90	$1,000.00	$66.00	$1066.00	6.600%
$17.91	$900.00	$66.00	$966.00	–3.400%
$15.92	$800.00	$66.00	$866.00	–13.400%
$13.93	$700.00	$66.00	$766.00	–23.400%
$ 9.55	$600.00	$66.00	$666.00	–33.400%
$ 7.96	$500.00	$66.00	$566.00	–43.400%
$ 3.82	$400.00	$66.00	$466.00	–53.400%
$ 2.87	$300.00	$66.00	$366.00	–63.400%
$ 0.76	$200.00	$66.00	$266.00	–73.400%
$ 0.38	$100.00	$66.00	$166.00	–83.400%
$ 0.00	$0.00	$66.00	$66.00	–93.400%

Description of United States Steel Corporation (X)

ISIN:	US9129091081
Relevant Exchange:	NYSE

According to its publicly available documents, United States Steel Corporation is an integrated steel producer with production operations in the United States and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. United States Steel Corporation has annual raw steel production capability of 19.4 million net tons in the United States and 7.4 million tons in Central Europe. It is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the United States. Information provided to or filed with the SEC by United States Steel Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-16811.

Historical Performance of United States Steel Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$39.540	$31.470	$37.270
Second Quarter	39.690	25.780	35.120
Third Quarter	39.960	33.570	37.620
Fourth Quarter	53.430	32.880	51.250
2005
First Quarter	$63.120	$46.340	$50.850
Second Quarter	51.180	34.100	34.370
Third Quarter	45.400	34.800	42.350
Fourth Quarter	50.600	34.640	48.070
2006
First Quarter	$63.220	$49.440	$60.680
Second Quarter	76.600	56.990	70.120
Third Quarter	70.200	54.990	57.680
Fourth Quarter	78.750	55.060	73.140
2007
First Quarter	$101.220	$69.720	$99.170
Second Quarter	125.050	100.850	108.750
Third Quarter (through to September 14, 2007)	116.100	80.420	91.640

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $91.64 and a Knock-In Level of $68.73. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Monthly
Assumed Closing Price of Reference Shares	Payment at	Interest	Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $91.64	$1,000.00	$71.00	$1,071.00	7.1000%
$91.64	$1,000.00	$71.00	$1,071.00	7.1000%
$84.00	$1,000.00	$71.00	$1,071.00	7.1000%
$76.37	$1,000.00	$71.00	$1,071.00	7.1000%
$68.74	$1,000.00	$71.00	$1,071.00	7.1000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $91.64 and a Knock-In Level of $68.73. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Monthly
Assumed Closing Price of Reference Shares	Payment at	Interest	Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $91.64	$1,000.00	$71.00	$1,071.00	7.100%
$91.64	$1,000.00	$71.00	$1,071.00	7.100%
$82.48	$900.00	$71.00	$971.00	–2.900%
$73.31	$800.00	$71.00	$871.00	–12.900%
$64.15	$700.00	$71.00	$771.00	–22.900%
$43.99	$600.00	$71.00	$671.00	–32.900%
$36.66	$500.00	$71.00	$571.00	–42.900%
$17.59	$400.00	$71.00	$471.00	–52.900%
$13.20	$300.00	$71.00	$371.00	–62.900%
$ 3.52	$200.00	$71.00	$271.00	–72.900%
$ 1.76	$100.00	$71.00	$171.00	–82.900%
$ 0.00	$0.00	$71.00	$71.00	–92.900%